Exhibit 99.1

Ideal Power Reports First Quarter 2018 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX – May 10, 2018 -- Ideal Power Inc. (NASDAQ: IPWR), an innovative power conversion technology company, reported results for its first quarter ended March 31, 2018.

Key First Quarter 2018 and Subsequent Highlights:

•	Completed executive management team changes and corporate restructuring to support recent progress with PPSA™ and B-TRAN™ technologies and the following executive management changes were made:

o	Chairman of the Board, Dr. Lon E Bell, appointed Chief Executive Officer and President.

o	Former Chief Executive Officer Dan Brdar appointed Chief Commercial Officer of B-TRAN™ division.

o	Chief Financial Officer Tim Burns will manage Power Conversion Systems business development, purchasing and customer support functions in addition to his continued role as Chief Financial Officer.

o	Vice President of Engineering Uwe Uhmeyer will manage Power Conversion Systems R&D and product development activities.

o	Power electronics thought leader Ted Lesster appointed to the company’s board of directors.

Power Conversion Systems Division

•	Received a 1.1-megawatt purchase order for SunDial™ Plus inverters from NEXTracker for one of the largest solar + storage installations in Iowa.

•	Received a two-megawatt purchase order for SunDial™ Plus inverters for large-scale deployment of advanced solar + storage solution in China.

•	Signed a master purchase agreement with Bosch, a leading global technology and services provider, to provide Stabiliti™ power conversion systems for Bosch’s high-efficiency building solutions.

•	Completed 750-Kilowatt purchase order with JLM Energy for Stabiliti™ series products.

•	PPSA™ Patent Estate: Currently have 43 issued PPSA™ patents with 5 of those patents issued outside the United States, including coverage in China and Europe. In addition, our pending PPSA™ patent portfolio will potentially provide coverage in India.

B-TRAN™ Division

•	Completed successful proof of concept testing of Bi-directional bi-polar junction TRANsistor (B-TRAN™) prototypes with test results supporting third-party simulations.

•	B-TRAN™ Patent Estate: Currently have 38 issued B-TRAN™ patents with 8 of those patents issued outside the United States in China, Europe and Australia. Our pending B-TRAN™ patent portfolio includes approximately 40 patent filings and will potentially provide coverage in Japan, South Korea and India.

Management Commentary

"The first quarter of 2018 was highlighted with progress in our target markets as evidenced by wins with Brantingham & Carroll International (BCI), JLM Energy and Bosch,” said Ideal Power CEO Dr. Lon Bell. “Most importantly, the BCI win represents our first large scale deployment for a solar + storage solution in the Chinese market and we are encouraged to see a large international market such as China embracing solutions utilizing solar + storage. Excitingly, our B-TRAN™ division made notable progress during the quarter as we completed a successful proof of concept testing of B-TRAN™ prototypes with test results supporting third-party simulations. We expect to have engineering samples for potential customers and partners later this year,” continued Bell.

“Subsequent to the closing of the first quarter of 2018, we announced new executive management team changes as part of a strategic restructuring to support operational progress with our two primary technologies: PPSA™, a power conversion technology, and B-TRAN™, a solid-state switch technology. These two separate operating divisions, Power Conversion Systems and B-TRAN™, each have their own proprietary technologies, time-to-market, paths-to-market and manpower skill sets for successful commercialization. This strategic approach will not only leverage our time, resources and critical human capital, but also provide optionality for strategic partners.

“As we enter the midpoint of the second quarter of 2018, the recent growth in our order backlog and sales pipeline is an encouraging sign for the Power Conversion Systems division. Moreover, we recently announced our first material purchase order from NEXTracker for one of the largest solar-and-storage installations in Iowa that also represents NEXTracker’s first large-scale installation of the NX Flow solution,” concluded Bell.

First Quarter 2018 Financial Results

•	Q1 2018 product revenue totalled $0.2 million versus $0.3 million in Q1 2017.
•	Q1 2018 gross margins were negative 84% compared to negative 158% in Q1 2017. Gross margins were negatively impacted by warranty reserve adjustments related primarily to our discontinued first-generation IBC-30 product.
•	Q1 2018 net loss was $2.1 million compared to Q1 2017 net loss of $3.1 million.
•	Q1 2018 cash used in operating and investing activities was $1.9 million compared to $2.5 million in Q1 2017.
•	Cash and cash equivalents totalled $8.2 million as of March 31, 2018, with no long-term debt outstanding.

“Although Q1 2018 product revenue was muted, based upon our current backlog, we are confident second quarter product revenue will be in excess of $500,000 with continued progress in sequential quarters,” said Tim Burns, Chief Financial Officer. “On the cash management side, we continue to maintain our quarterly cash burn in the range of $1.7 million to $1.8 million with Q1 being slightly higher than this baseline due to unfavorable balance sheet timing, which is typical for us in the first quarter of the year.”

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN Chief Commercial Officer Dan Brdar will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, May 10, 2018
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-800-289-0438
International dial-in number:	1-323-794-2423
Conference ID:	4731445

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=129608 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through June 10, 2018.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	4731445

About Ideal Power Inc.
Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers innovative solutions to system integrators and project developers enabling distributed energy resources for applications both on and off the grid. Ideal Power’s products deliver reliability and compelling return on investment for renewable energy and storage applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of growing markets, including solar + storage, battery energy storage and microgrids.

Ideal Power’s patented Bi-directional Bi-polar Junction Transistor (B-TRAN) semiconductor technology is a unique double-sided bi-directional AC switch expected to deliver substantial performance improvements over today's conventional power semiconductors. B-TRANs offer the potential to improve efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, market acceptance of our products in the solar + storage market, the success of our B-TRAN technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, unanticipated costs in connection with the discontinuation our legacy product families, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed, whether our cost reduction efforts will be successful and other risks and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs – such as the SGIP in California – have materially and adversely affected our orders, net sales, gross profit and net income, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235

IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.

Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,153,268	$10,022,247
Accounts receivable, net	152,716	221,084
Inventories, net	227,005	251,363
Prepayments and other current assets	251,146	283,208
Total current assets	8,784,135	10,777,902

Property and equipment, net	573,026	669,571
Intangible assets, net	2,088,428	2,082,014
Other assets	37,500	37,500
Total Assets	$11,483,089	$13,566,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299,730	$449,475
Accrued expenses	1,008,149	1,081,155
Total current liabilities	1,307,879	1,530,630

Other long-term liabilities	459,216	456,234
Total liabilities	1,767,095	1,986,864

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,518	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 13,998,465 shares issued and 13,996,121 shares outstanding at March 31, 2018 and December 31, 2017, respectively	13,998	13,998
Additional paid-in capital	67,273,392	67,081,359
Treasury stock, at cost, 2,344 shares at March 31, 2018 and December 31, 2017, respectively	(7,489)	(7,489)
Accumulated deficit	(57,565,425)	(55,509,263)
Total stockholders’ equity	9,715,994	11,580,123
Total Liabilities and Stockholders’ Equity	$11,483,089	$13,566,987

IDEAL POWER INC.

Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2018	2017
Product revenue	$181,500	$275,670
Cost of product revenue	334,963	710,930
Gross profit loss	(153,463)	(435,260)

Operating expenses:
Research and development	757,783	1,190,169
General and administrative	891,988	905,963
Sales and marketing	254,243	541,533
Total operating expenses	1,904,014	2,637,665

Loss from operations	(2,057,477)	(3,072,925)

Interest income, net	1,315	4,541

Net loss	$(2,056,162)	$(3,068,384)

Net loss per share – basic and fully diluted	$(0.15)	$(0.28)

Weighted average number of shares outstanding – basic and fully diluted	13,991,121	10,879,690

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(2,056,162)	$(3,068,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	18,235	60,703
Write-down of inventory	(833)	348,793
Depreciation and amortization	113,808	113,068
Write-off of capitalized patents	10,873	559
Write-off of fixed assets	7,056	10,534
Stock-based compensation	192,033	384,329
Decrease (increase) in operating assets:
Accounts receivable	50,133	(247,512)
Inventories	25,241	44,491
Prepayments and other current assets	32,062	7,780
Increase (decrease) in operating liabilities:
Accounts payable	(149,745)	16,566
Accrued expenses	(70,024)	(116,648)
Net cash used in operating activities	(1,827,3737)	(2,445,721)

Cash flows from investing activities:
Purchase of property and equipment	-	(4,378)
Acquisition of intangible assets	(41,606)	(72,376)
Net cash used in investing activities	(41,606)	(76,754)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	13,657,331
Exercise of options and warrants	-	11,143
Net cash provided by financing activities	-	13,668,474

Net increase (decrease) in cash and cash equivalents	(1,868,979)	11,145,999
Cash and cash equivalents at beginning of period	10,022,247	4,204,916
Cash and cash equivalents at end of period	$8,153,268	$15,350,915

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